Exhibit 99.1

LNB Bancorp Reports Third Quarter 2011 Results

  Pre-provision core earnings* increase 24.3 percent from 3Q 2010
  Third quarter net income of $1,672,000
  Loan growth exceeds 5 percent 3Q2011 vs. 3Q2010
  Non-performing loans decline by 14.8 percent from one year ago

LORAIN, Ohio--(BUSINESS WIRE)--October 27, 2011--LNB Bancorp, Inc. (NASDAQ: LNBB) today reported net income of $1,672,000 for the three months ended September 30, 2011 compared to $2,730,000 for the same period in 2010. The three months ended September 30, 2010 included a one-time after tax gain of $1,459,000 on the extinguishment of debt related to the exchange of trust preferred securities for common shares. Excluding the one-time gain, net income for the third quarter of 2011 of $1,672,000 is up from $1,271,000 for the third quarter of 2010.

“We are encouraged by another strong quarter of solid core earnings performance in a continuing slow growth economy,” said Daniel E. Klimas, President and Chief Executive Officer of LNB Bancorp. “Additionally, expense management continues to be a high priority. Noninterest expense was $8,329,000, down 5 percent from the third quarter of 2010.”

Pre-provision core earnings* equaled $4,272,000 for the third quarter of 2011 compared to $3,438,000 for the third quarter one year ago, an increase of 24.3 percent. For the first nine months of 2011, pre-provision core earnings* totaled $11,886,000 compared to $10,810,000 for the first nine months of 2010.

“In the third quarter, asset quality showed significant improvement from a year ago which is testimony to our aggressive asset management strategy,” said Klimas. Nonperforming assets decreased by $6.5 million from the third quarter 2010 level. At September 30, 2011 non-performing loans totaled $37,115,000, or 4.43 percent of total loans, compared to $43,574,000, or 5.47 percent of total loans at the same time one year ago.

Net income available to common shareholders for the three months ended September 30, 2011 was $1,353,000, or $0.17 per diluted share, compared with a net income available to common shareholders of $2,410,000, or $0.32 per diluted share for the same period a year ago.

Net income for the nine months of 2011 totaled $3,514,000 compared to $5,304,000 for the same period one year ago. Net income available to common shareholders for the nine months ended September 30, 2011 of $2,558,000, or $0.32 per diluted share, compared with a net income available to common shareholders of $4,347,000, or $0.59 per diluted share for the same period a year ago.

The after tax gain in 2010 of $1,459,000 on the extinguishment of debt related to the exchange of trust preferred securities for common shares in the third quarter of 2010 equaled $0.19 per share and $0.20 per share for the three months and nine months ended September 30, 2010, respectively.

Key Performance Measures

Net interest income on a fully taxable equivalent basis (“FTE”) for the third quarter of 2011 was $10,203,000 compared with $9,498,000 for the third quarter a year ago. For the first nine months of 2011, net interest income FTE was $29,909,000, compared to $29,226,000 for the same period in 2010. The net interest margin FTE for the third quarter of 2011 was 3.74 percent, an improvement from 3.49 percent for the third quarter of 2010.

Noninterest income for the third quarter of 2011 was $2,542,000, compared with $5,044,000 for the same quarter a year ago. The 2010 noninterest income included a $2,210,000 gain from the exchange of trust preferred securities. For the first nine months of 2011, noninterest income was $8,417,000 compared to $10,591,000 for the nine-month period a year ago.

Expense management efforts continue to show results. Noninterest expense was $8,329,000, down from $8,768,000 in the third quarter a year ago. Noninterest expense for the first nine months of 2011 was $26,040,000, down from $26,419,000 for the first nine months of 2010.

The provision for loan losses totaled $2,100,000 for the quarter ended September 30, 2011, down from $3,345,000 for the second quarter this year and essentially unchanged from $2,076,000 in the third quarter of 2010. For the nine-month 2011 period, the provision for loan losses was $7,545,000, compared with $6,294,000 for the first nine months of 2010.

Overall loan demand is improving as total loans ended the quarter at $837,492,000 up slightly from $830,312,000 at the end of the second quarter of 2011, but up 5.2 percent from $795,909,000 at the end of the third quarter of 2010. Total assets for the third quarter 2011 ended at $1,170,283,000 compared to $1,156,602,000 at the end of the third quarter of 2010. Total deposits were $989,279,000 at the end of the third quarter of 2011, compared to $979,031,000 at the end of the same quarter of 2010.

The Company continues to work through asset quality challenges amid a difficult economy. At September 30, 2011, the Company’s non-performing assets totaled $39,231,000, or 3.35 percent of total assets, compared to $40,231,000, or 3.48 percent of total assets, at June 30, 2011 and $45,780,000 or 3.96 percent at September 30, 2010.

The allowance for possible loan losses is $17,845,000 at September 30, 2011, up from $17,351,000 at June 30, 2011 and $17,197,000 at September 30, 2010. The allowance to total loans at September 30, 2011 equaled 2.13 percent, up from 2.09 percent at the end of the second quarter of 2011 and down from the 2.16 percent at September 30, 2010.

Net charge-offs to average loans for the quarter ending September 30, 2011 was 0.76 percent compared to 1.63 percent at June 30, 2011 and 2.14 percent one year ago.

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress. Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the gain on extinguishment of debt. Pre-provision core earnings is reconciled to the related GAAP financial measure in the “Reconciliation” table included after the consolidated financial statements and supplemental financial information included in this press release.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 30 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to:

  significant increases in competitive pressure in the banking and financial services industries;
  changes in the interest rate environment which could reduce anticipated or actual margins;
  changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company's financial condition (such as, for example, the Dodd-Frank Wall Street reform and Consumer Protection Act and rules and regulations that have been or may be promulgated under the Act);
  persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company's ability to raise funding to the extent required by banking regulators or otherwise or if initiatives undertaken by the U.S. government do not have the intended effect on the financial markets;
  limitations on the Company's ability to return capital to shareholders and dilution of the Company's common shares that may result from the terms of the Capital Purchase Program ("CPP"), pursuant to which the Company issued securities to the United States Department of the Treasury (the "U.S. Treasury");
  limitations on the Company's ability to pay dividends;
  increases in interest rates or further weakening economic conditions that could constrain borrowers' ability to repay outstanding loans or diminish the value of the collateral securing those loans;
  adverse effects on the Company's ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions;
  asset price deterioration, which has had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company's balance sheet;
  general economic conditions, either nationally or regionally (especially in northeastern Ohio), becoming less favorable than expected resulting in, among other things, further deterioration in credit quality of assets;
  increases in deposit insurance premiums or assessments imposed on the Company by the FDIC;
  difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position;
  changes occurring in business conditions and inflation;
  changes in technology;
  changes in trade, monetary, fiscal and tax policies;
  changes in the securities markets, in particular, disruption in the fixed income markets and adverse capital market conditions;
  continued disruption in the housing markets and related conditions in the financial markets; and
  changes in general economic conditions and competition in the geographic and business areas in which the Company conducts its operations, particularly in light of the recent consolidation of competing financial institutions; as well as the risks and uncertainties described from time to time in the Company's reports as filed with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS

	At September 30, 2011	At December 31, 2010
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$34,682	$17,370
Federal funds sold and interest-bearing deposits in banks	5,966	31,198
Cash and cash equivalents	40,648	48,568
Securities available for sale, at fair value	232,358	221,725
Restricted stock	5,741	5,741
Loans held for sale	4,069	5,105
Loans:
Portfolio loans	837,492	812,579
Allowance for loan losses	(17,845)	(16,136)
Net loans	819,647	796,443
Bank premises and equipment, net	9,105	9,645
Other real estate owned	2,116	3,119
Bank owned life insurance	17,670	17,146
Goodwill, net	21,582	21,582
Intangible assets, net	766	869
Accrued interest receivable	3,667	3,519
Other assets	12,914	19,075
Total Assets	$1,170,283	$1,152,537

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$121,402	$115,476
Savings, money market and interest-bearing demand	352,089	318,434
Certificates of deposit	515,788	544,616
Total deposits	989,279	978,526
Short-term borrowings	371	932
Federal Home Loan Bank advances	47,498	42,501
Junior subordinated debentures	16,238	16,238
Accrued interest payable	1,271	1,434
Accrued taxes, expenses and other liabilities	2,928	3,442
Total Liabilities	1,057,585	1,043,073
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at September 30, 2011 and December 31, 2010.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, 25,233 shares authorized and issued at September 30, 2011 and December 31, 2010.	25,223	25,223
Discount on Series B preferred stock	(105)	(116)
Warrant to purchase common stock	146	146
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 8,210,443 at September 30, 2011 and 8,172,943 at December 31, 2010.	8,210	8,173
Additional paid-in capital	39,559	39,455
Retained earnings	42,989	40,668
Accumulated other comprehensive income	2,768	2,007

Treasury shares at cost, 328,194 shares at September 30, 2011 and at December 31, 2010	(6,092)	(6,092)
Total Shareholders' Equity	112,698	109,464
Total Liabilities and Shareholders' Equity	$1,170,283	$1,152,537

Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Dollars in thousands except share and per share amounts)		(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$10,692	$10,740	$31,731	$32,112
Securities:
U.S. Government agencies and corporations	1,505	1,395	4,594	5,601
State and political subdivisions	257	246	770	737
Trading securities	-	-	-	49
Other debt and equity securities	67	72	210	202
Federal funds sold and short-term investments	15	10	38	30
Total interest income	12,536	12,463	37,343	38,731

Interest Expense
Deposits	2,044	2,554	6,531	8,279
Federal Home Loan Bank advances	263	319	790	953
Short-term borrowings	-	1	2	3
Junior subordinated debenture	170	217	511	648
Total interest expense	2,477	3,091	7,834	9,883
Net Interest Income	10,059	9,372	29,509	28,848
Provision for Loan Losses	2,100	2,076	7,545	6,294
Net interest income after provision for loan losses	7,959	7,296	21,964	22,554

Noninterest Income
Investment and trust services	378	403	1,251	1,411
Deposit service charges	1,099	1,146	3,015	3,179
Other service charges and fees	769	792	2,494	2,412
Income from bank owned life insurance	175	171	524	515
Other income	66	86	186	248
Total fees and other income	2,487	2,598	7,470	7,765
Securities gains, net	7	-	507	38
Gains on sale of loans	181	264	598	651
Loss on sale of other assets, net	(133)	(28)	(158)	(73)
Gain on extinguishment of debt	-	2,210	-	2,210
Total noninterest income	2,542	5,044	8,417	10,591

Noninterest Expense
Salaries and employee benefits	3,986	3,898	12,149	11,727
Furniture and equipment	821	866	2,299	2,716
Net occupancy	569	579	1,769	1,775
Professional fees	450	538	1,381	1,686
Marketing and public relations	215	256	761	828
Supplies, postage and freight	265	292	826	936
Telecommunications	163	200	547	623
Ohio Franchise tax	303	274	899	836
FDIC assessments	396	568	1,369	1,653
Other real estate owned	144	95	941	247
Electronic banking expenses	236	237	668	659
Loan and collection expense	334	433	1,086	1,206
Other expense	447	532	1,345	1,527
Total noninterest expense	8,329	8,768	26,040	26,419
Income before income tax expense	2,172	3,572	4,341	6,726
Income tax expense	500	842	827	1,422
Net Income	$1,672	$2,730	$3,514	$5,304
Dividends and accretion on preferred stock	319	320	956	957
Net Income Available to Common Shareholders	$1,353	$2,410	$2,558	$4,347

Net Income Per Common Share
Basic	$0.17	$0.32	$0.32	$0.59
Diluted	0.17	0.32	0.32	0.59
Dividends declared	0.01	0.01	0.03	0.03
Average Common Shares Outstanding
Basic	7,882,439	7,514,935	7,879,575	7,400,957
Diluted	7,882,439	7,514,935	7,879,575	7,400,957

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
END OF PERIOD BALANCES	2011	2011	2010	2011	2010
Cash and Cash Equivalents	$40,648	$32,481	$83,074	$40,648	$83,074
Securities	232,358	231,025	215,267	232,358	215,267
Restricted stock	5,741	5,741	5,741	5,741	5,741
Loans held for sale	4,069	1,308	4,676	4,069	4,676
Portfolio loans	837,492	830,312	795,909	837,492	795,909
Allowance for loan losses	17,845	17,351	17,197	17,845	17,197
Net loans	819,647	812,961	778,712	819,647	778,712
Other assets	67,820	73,828	69,132	67,820	69,132
Total assets	$1,170,283	$1,157,344	$1,156,602	$1,170,283	$1,156,602
Total deposits	989,279	982,037	979,031	989,279	979,031
Other borrowings	64,107	59,493	60,231	64,107	60,231
Other liabilities	4,199	4,317	5,997	4,199	5,997
Total liabilities	1,057,585	1,045,847	1,045,259	1,057,585	1,045,259
Total shareholders' equity	112,698	111,497	111,343	112,698	111,343
Total liabilities and shareholders' equity	$1,170,283	$1,157,344	$1,156,602	$1,170,283	$1,156,602

AVERAGE BALANCES
Assets:
Total assets	$1,167,114	$1,174,984	$1,150,184	$1,167,432	$1,155,702
Earning assets*	1,081,696	1,099,055	1,081,034	1,086,414	1,086,456
Securities	232,252	250,169	242,172	237,394	248,720
Portfolio loans	835,090	815,618	799,784	820,644	796,000
Liabilities and shareholders' equity:
Total deposits	$990,189	$998,303	$971,560	$991,664	$977,344
Interest bearing deposits	865,043	877,572	856,734	870,984	864,565
Interest bearing liabilities	925,041	937,250	920,300	930,786	929,584
Total shareholders' equity	112,678	111,495	108,872	111,433	106,836

INCOME STATEMENT
Total Interest Income	$12,536	$12,472	$12,463	$37,343	$38,731
Total Interest Expense	2,477	2,636	3,091	7,834	9,883
Net interest income	10,059	9,836	9,372	29,509	28,848
Provision for loan losses	2,100	3,345	2,076	7,545	6,294
Other income	2,487	2,505	2,598	7,470	7,765
Net gain on sale of assets	55	299	236	947	616
Gain on extinguishment of debt	-	-	2,210	-	2,210
Noninterest expense	8,329	8,522	8,768	26,040	26,419
Income before income taxes	2,172	773	3,572	4,341	6,726
Income tax expense	500	61	842	827	1,422
Net income	1,672	712	2,730	3,514	5,304
Preferred stock dividend and accretion	319	318	320	956	957
Net income available to common shareholders	$1,353	$394	$2,410	$2,558	$4,347
Common cash dividend declared and paid	$79	$79	$78	$237	$225

Net interest income-FTE (1)	$10,203	$9,969	$9,498	$29,909	$29,226
Pre-provision core earnings	4,272	4,118	3,438	11,886	10,810

PER SHARE DATA
Basic net income per common share	$0.17	$0.05	$0.32	$0.32	$0.59
Diluted net income per common share	0.17	0.05	0.32	0.32	0.59
Cash dividends per common share	0.01	0.01	0.01	0.03	0.03
Book value per common shares outstanding	11.11	10.96	11.02	11.11	11.02
Period-end common share market value	3.75	5.72	4.62	3.75	4.62
Book value as a percent of market value	296%	192%	239%	296%	239%
Basic average common shares outstanding	7,882,439	7,884,749	7,514,935	7,879,575	7,400,957
Diluted average common shares outstanding	7,882,439	7,884,934	7,514,935	7,879,575	7,400,957
Common shares outstanding	7,882,249	7,884,749	7,825,395	7,882,249	7,825,395

KEY RATIOS
Return on average assets (2)	0.57%	0.24%	0.94%	0.40%	0.61%
Return on average common equity (2)	5.89%	2.56%	9.95%	4.22%	6.64%
Efficiency ratio	65.35%	66.72%	71.10%	67.94%	70.25%
Noninterest expense to average assets (2)	2.83%	2.91%	3.02%	2.98%	3.06%
Average equity to average assets	9.65%	9.49%	9.47%	9.55%	9.24%
Net interest margin (FTE) (1)	3.74%	3.64%	3.49%	3.68%	3.60%
Common stock dividend payout ratio	5.83%	20.01%	3.12%	9.24%	5.11%
Common stock market capitalization	$29,558	$45,101	$36,153	$29,558	$36,153

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,351	$17,315	$19,435	$16,136	$18,792
Provision for loan losses	2,100	3,345	2,076	7,545	6,294
Charge-offs	1,751	3,499	4,460	6,362	8,499
Recoveries	145	190	146	526	610
Net charge-offs	1,606	3,309	4,314	5,836	7,889
Allowance for loan losses, end of period	$17,845	$17,351	$17,197	$17,845	$17,197

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	5.66%	5.62%	5.60%	5.66%	5.60%
Average equity to assets	9.65%	9.49%	9.47%	9.55%	9.24%
Average equity to loans	13.49%	13.67%	13.61%	13.58%	13.42%
Average loans to deposits	84.34%	81.70%	82.32%	82.75%	81.45%

Nonperforming Assets
Nonperforming loans	$37,115	$37,954	$43,574	$37,115	$43,574
Other real estate owned	2,116	2,277	2,206	2,116	2,206
Total nonperforming assets	$39,231	$40,231	$45,780	$39,231	$45,780

Ratios
Total nonperforming loans to total loans	4.43%	4.57%	5.47%	4.43%	5.47%
Total nonperforming assets to total assets	3.35%	3.48%	3.96%	3.35%	3.96%
Net charge-offs to average loans (2)	0.76%	1.63%	2.14%	0.95%	1.33%
Provision for loan losses to average loans (2)	1.00%	1.64%	1.03%	1.23%	1.06%
Allowance for loan losses to portfolio loans	2.13%	2.09%	2.16%	2.13%	2.16%
Allowance to nonperforming loans	48.08%	45.72%	39.47%	48.08%	39.47%
Allowance to nonperforming assets	45.49%	43.13%	37.56%	45.49%	37.56%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized

* Earnings Assets includes Loans Held For Sale
** Tangible common equity to assets ratio is a non-GAAP measure.

Reconciliation of Pre-Provision Core Earnings*

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010

Pre-provision Core Earnings*	$4,272	$3,438	$11,886	$10,810
Gain on extinguishment of debt	-	(2,210)	-	(2,210)
Provision for Loan Losses	2,100	2,076	7,545	6,294
Income before income tax expense	$2,172	$3,572	$4,341	$6,726

* Pre-provision core earnings is a non-GAAP financial measure that the Company’s management believes is useful in analyzing the Company’s underlying performance trends, particularly in periods of economic stress.

Pre-provision core earnings is defined as income before income tax expense, adjusted to exclude the impact of provision for loan losses and the gain on extinguishment of debt.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126